UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2023, Thorne HealthTech, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the "Meeting"). Of the 53,858,274 shares of common stock outstanding as of the record date of April 21, 2023, 42,316,722 shares were represented at the Meeting in person or by proxy, constituting a quorum to conduct business at the Meeting.

The stockholders of the Company voted on the following items at the Meeting:

Proposal One – Election of Directors

The Company's stockholders elected two Class II directors to serve until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The table below presents the final voting results on this proposal:

Nominee	Votes For	Votes Withheld/ Abstensions	Broker Non-Votes
Sarah M. Kauss	33,128,116	3,477,866	5,710,740
Saloni S. Varma	34,695,737	1,910,245	5,710,740

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The table below presents the final voting results on this proposal:

Votes For	Votes Against	Abstensions	Broker Non-Votes
42,041,702	184,150	90,870	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THORNE HEALTHTECH, INC.

Date:	June 14, 2023	By:	/s/ Saloni S. Varma
Saloni S. Varma Chief Financial Officer